Alcoa and subsidiaries                                               EXHIBIT 15

                                                                   April 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      Alcoa Inc.

          1.   Forms S-8 (Registration Nos.33-24846, 333-32516, 333-91331, 333-
          36214 and 333-47116) Alcoa Savings Plan for Salaried Employees; Alcoa Savings Plan for Bargaining Employees; Alcoa Savings Plan for Non-Bargaining Employees; Alumax Inc. Thrift Plan for Salaried Employees; Alumax Inc. Thrift Plan for Hourly Employees; Alumax Inc. Thrift Plan for Collectively Bargained Employees; Reynolds Metals Company Savings and Investment Plan for Salaried Employees; Reynolds Metals Company Savings Plan for Hourly Employees; Employees Savings Plan; Cordant Retirement Savings and Investment Plan; Huck International Inc. Retirement Savings and Investment Plan; Howmet Corporation Salaried Employees Savings Plan and Howmet Corporation Hourly Employee Savings Plan

          2.   Forms S-8 (Registration Nos.33-22346, 33-49109, 33-60305, 333-
          27903, 333-62663, 333-79575, 333-36208, 333-37740, and 333-39708) Long
          Term Stock Incentive Plan; Alumax Inc. Long Term Incentive and Employee Equity Ownership Plans; Alcoa Stock Incentive Plan; Reynolds Metals Company 1999 Nonqualified Stock Option Plan; Reynolds Metals Company 1996 Nonqualified Stock Option Plan; Reynolds Metals Company 1992 Nonqualified Stock Option Plan; Reynolds Metals Company 1987 Nonqualified Stock Option Plan; Cordant Technologies Inc. 1989 Stock Awards Plan; Cordant Technologies Inc. 1996 Stock Awards Plan; Howmet International Inc. Amended and Restated 1997 Stock Awards Plan

          3. Form S-3 (Registration No. 333-74874) Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units of Alcoa Inc., Trust Preferred Securities of Alcoa Trust I, and Guarantee of Trust Preferred Securities of Alcoa Trust I by Alcoa Inc.

Commissioners:

We are aware that our report dated April 5, 2002, on our review of interim financial information of Alcoa Inc. and subsidiaries as of and for the three-month period ended March 31, 2002, and included in the company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Registration Statements referred to above.

Very truly yours,

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

                                      24